Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Platinum Studios, Inc. of our report dated March 31, 2010, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
November 10, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Platinum Studios, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated April 15, 2011, relating to the financial statements of Platinum Studios, Inc. as of December 31, 2010 and for the year ended December 31, 2010, which appears in the Platinum Studios, Inc Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission on April 15, 2011. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Certified Public Accountants

Los Angeles, California
November 10, 2011